                                                                   Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 22, 1999 (except for Note 21, as to which the date is June 15, 1999) accompanying the consolidated financial statements of USABancShares.com, Inc. and Subsidiaries included in Form 10-KSB for the year ended December 31, 1998 which are included in this Registration Statement. We consent to the inclusion in the Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption "Experts."





/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
September 13, 1999